As filed with the Securities and Exchange Commission on January 29, 2010

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MEAD JOHNSON NUTRITION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	08-0318351
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2701 Patriot Blvd. Glenview, Illinois	60026-8039
(Address of Principal Executive Offices)	(Zip Code)

Mead Johnson & Company Retirement Savings Plan

Mead Johnson Nutrition (Puerto Rico) Inc. Retirement Savings Plan

(Full title of the plans)

William P’Pool

Senior Vice President, General Counsel and Secretary

Mead Johnson Nutrition Company

2701 Patriot Blvd., Glenview, Illinois 60026-8039

(Name and address of agent for service)

(847) 832-2420

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐

Non-Accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	3,000,000 shares	$43.895	$131,685,000	$9,390

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of the Registrant’s Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of the Registrant. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Mead Johnson & Company Retirement Savings Plan and the Mead Johnson Nutrition (Puerto Rico) Inc. Retirement Savings Plan (collectively, the “Plans”).
(2)	Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of determining the registration fee on the basis of the average of the high ($44.29) and low ($43.50) prices for the Common Stock as reported on the New York Stock Exchange on January 27, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Mead Johnson Nutrition Company (the “Company” or the “Registrant”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Exchange Act, are incorporated by reference in this Registration Statement.

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 27, 2009;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009, filed with the Commission on May 14, 2009, August 13, 2009 and October 28, 2009, respectively.

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 20, 2009, February 25, 2009, March 12, 2009, June 23, 2009, October 29, 2009, October 30, 2009, November 12, 2009, November 16, 2009, December 17, 2009, December 23, 2009 and January 8, 2010;

(d) The description of the Registrant’s Common Stock, $0.01 par value per share contained in its Registration Statement on Form 8-A/A filed with the Commission on January 29, 2010, including any amendment filed for the purpose of updating such description.

In addition, all documents subsequently filed with the Commission by the Registrant or the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such document.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees)), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Company’s Second Amended and Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, indemnify any person who is or was a director or officer of the Company from and against any and all of the expenses, liabilities or other matters referred to in or covered by Section 145.

The Company’s Amended and Restated By-laws obligate the Company to indemnify the officers and directors of the Company consistent with Section 145 of the DGCL.

The Company maintains insurance on behalf of its directors and officers against any liability which may be asserted against any such director or officer, subject to certain customary exceptions.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index which is incorporated herein by reference.

Pursuant to Item 8 of Form S-8, in lieu of furnishing an opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service (“IRS”) or a Puerto Rico Department of Treasury (“PRDT”) determination letter that the Plans are qualified under Section 401 of the United States Internal Revenue Code or Section 1165 of the Puerto Rico Internal Revenue Code, as applicable, the Registrant hereby undertakes that the Registrant will submit or has submitted the Plans and any amendment thereto to the IRS or PRDT, as applicable, in a timely manner and has made or will make all changes required by the IRS or PRDT in order to qualify the Plans.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(a) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Registrant’s articles of incorporation, by-laws or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on January 29, 2010.

MEAD JOHNSON NUTRITION COMPANY

/S/ WILLIAM P’POOL
Name:	William P’Pool
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints William P’Pool and Stanley D. Burhans, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution and resubstitution, to sign for him or her and in his or her name, place and stead, in any and all capacities indicated below, the registration statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments and supplements to said registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ STEPHEN W. GOLSBY	President, Chief Executive Officer and Director	January 29, 2010
Stephen W. Golsby	(principal executive officer)

/S/ PETER G. LEEMPUTTE	Senior Vice President and Chief Financial Officer	January 29, 2010
Peter G. Leemputte	(principal financial officer)

/S/ STANLEY D. BURHANS	Vice President and Controller	January 29, 2010
Stanley D. Burhans	(principal accounting officer)

/S/ JAMES M. CORNELIUS	Director	January 29, 2010
James M. Cornelius

/S/ STEVEN M. ALTSCHULER, M.D.	Director	January 29, 2010
Steven M. Altshuler, M.D.

/S/ HOWARD B. BERNICK	Director	January 29, 2010
Howard B. Bernick

/S/ PETER G. RATCLIFFE	Director	January 29, 2010
Peter G. Ratcliffe

/S/ ELLIOTT SIGAL, M.D., PH.D.	Director	January 29, 2010
Elliott Sigal, M.D., Ph.D.

/S/ ROBERT S. SINGER	Director	January 29, 2010
Robert S. Singer

The Plans.

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Mead Johnson & Company Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on January 29, 2010.

MEAD JOHNSON & COMPANY RETIREMENT SAVINGS PLAN

By:	Mead Johnson & Company, LLC, plan administrator

/S/ KEVIN WILSON
Name:	Kevin Wilson
Title:	Vice President & Treasurer

Pursuant to the requirements of the Securities Act of 1933, the administrator of the Mead Johnson Nutrition (Puerto Rico) Inc. Retirement Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glenview, State of Illinois, on January 29, 2010.

MEAD JOHNSON NUTRITION (PUERTO RICO) INC. RETIREMENT SAVINGS PLAN

By:	Mead Johnson Nutrition (Puerto Rico) Inc., plan administrator

/S/ KEVIN WILSON
Name:	Kevin Wilson
Title:	Vice President

EXHIBIT INDEX

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation of Mead Johnson Nutrition Company (incorporated by reference to Exhibit 3.1 of Form 8-K filed January 8, 2010).

4.2	Amended and Restated Bylaws of Mead Johnson Nutrition Company (incorporated by reference to Exhibit 3.1 of Form 8-K filed December 23, 2009).

4.3	Mead Johnson & Company Retirement Savings Plan.

4.4	First Amendment of Mead Johnson & Company Retirement Savings Plan.

4.5	Mead Johnson Nutrition (Puerto Rico) Inc. Retirement Savings Plan.

4.6	First Amendment of Mead Johnson Nutrition (Puerto Rico) Inc. Retirement Savings Plan.

23.1	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (included on signature page to Registration Statement).